Exhibit 99.2

Platform Specialty Products Corporation
Announces Final Results of Cash Tender Offer and Consent Solicitation for, and Completion of the Redemption of, Any and All of its Outstanding 10.375% Senior Notes due 2021
WEST PALM BEACH, Fla., December 8, 2017 - Platform Specialty Products Corporation (NYSE:PAH) (“Platform”), a global specialty chemicals company, announced today that, further to Platform’s press release of November 22, 2017, holders of $332,358,000 aggregate principal amount of its outstanding $500,000,000 aggregate principal amount of 10.375% Senior Notes due 2021 (the “Notes”) had validly tendered their Notes at or prior to 5:00 p.m., New York City time, on November 22, 2017 (the “Early Tender Time”) and holders of no additional Notes had validly tendered their Notes after the Early Tender Time and at or prior to 12:00 midnight, New York City time, at the end of December 7, 2017 (the “Expiration Date”), in connection with Platform’s cash tender offer (the “Tender Offer”) and consent solicitation for any and all of its Notes pursuant to an Offer to Purchase and Consent Solicitation Statement dated November 8, 2017 and a related Consent and Letter of Transmittal (together, the “Offer Documents”). Platform accepted for payment and settled all of the Notes validly tendered in the Tender Offer.
Pursuant to a previously-announced conditional notice of redemption of any and all outstanding Notes, Platform redeemed today the remaining $167,642,000 aggregate principal amount of Notes not tendered in the Tender Offer at the redemption price of 100% of the principal amount thereof plus the Applicable Premium (as defined in, and determined in accordance with, the indenture governing the Notes), plus accrued and unpaid interest to, but not including, the redemption date.
The Tender Offer has now expired. No Notes tendered after the Expiration Date will be accepted for payment pursuant to the Tender Offer and all outstanding Notes have been redeemed pursuant to the conditional notice of redemption.
This press release is not an offer to purchase or a solicitation of consents, which were made only pursuant to the terms of the Offer Documents and related materials and in accordance with applicable securities laws. This press release shall not constitute a notice of redemption of the Notes. This press release is not an offer to purchase or a solicitation of an offer to sell any securities.
Credit Suisse Securities (USA) LLC acted as Dealer Manager and Solicitation Agent for the Tender Offer and consent solicitation for the Notes.
D.F. King & Co., Inc. acted as the Tender Agent and Information Agent for the Tender Offer and consent solicitation for the Notes.
None of Platform, the Dealer Manager and Solicitation Agent, the Tender Agent and Information Agent or any of their affiliates, or any other person made any recommendation as to whether holders of Notes should have tendered their Notes, and no one has been authorized to make such a recommendation. Holders of Notes must have made their own decisions as to whether to tender their Notes, and if they decided to do so, the principal amount of the Notes to tender. Holders of the Notes should have read carefully the Offer Documents and related materials before any decision was made.
About Platform

Platform is a global, diversified producer of high-technology specialty chemicals and a provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including automotive, agriculture, animal health, electronics, graphic arts, and offshore oil and gas production and drilling.
Forward-Looking Statements
Certain statements contained in this release are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws, which include statements regarding expectations, beliefs, plans, intentions, projections or other statements regarding the future. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently difficult to predict.  The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. A number of factors could cause or contribute to such differences, which include, among others, Platform’s ability to consummate the tender offer and consent solicitation and the redemption, the availability and cost of debt financing, market volatility, unanticipated delays and transaction expenses, legal, tax and regulatory requirements and overall global and economic business conditions impacting Platform’s business .  Additional information concerning factors that could cause results to vary is, or will be, included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2016 and quarterly report on Form 10-Q for the quarter ended September 30, 2017. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Relations Contact:

Carey Dorman
Senior Director of Corporate Development
         Platform Specialty Products Corporation
         1-561-406-8465

Media Contact:

Liz Cohen
Weber Shandwick
1-212-445-8044